Enerpulse Technologies, Inc. Prices Underwritten Public Offering

Albuquerque, NM – May 16, 2014 – Enerpulse Technologies, Inc., (OTC BB: ENPT) today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock and 5,000,000 warrants to purchase 7,500,000 shares of common stock at an offering price of $0.75 per share and $0.05 per warrant. The warrants have an exercise price of $0.96 per share, or 120% of the combined offering price. The company has also granted to the underwriters a 30-day option to acquire an additional 750,000 shares of common stock and/or 750,000 warrants to purchase up to 1,125,000 shares of common stock to cover overallotments in connection with the offering. After the estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $3.4 million, assuming no exercise of the overallotment option. The offering is expected to close on May 21, 2014, subject to customary closing conditions.

Roth Capital Partners is the sole book-running manager for the offering. Northland Capital Markets is acting as co-manager for the offering.

The company intends to use the net proceeds of this offering for research and development (including patent development and protection, prototype development and third party testing), salaries and benefits, repayment of indebtedness incurred under certain bridge financings and general working capital purposes.

The shares described above are being offered by Enerpulse Technologies, Inc. pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or Northland Capital Markets 45 S. 7th Street, Suite 2000, Minneapolis, MN 55402, (866) 625-0033 or by accessing the SEC’s website, www.sec.gov.

Northland Capital Markets’ is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

About Enerpulse Technologies, Inc

Enerpulse Technologies, Inc. is a publicly traded company headquartered in Albuquerque, N.M. Founded in 2004, the company develops and manufactures high performance, low emissions ignition products through the application of pulse power technology. For more information, visit www.enerpulse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the proposed public offering; the intended use of proceeds from the offering; and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For further IR information, contact:

Julie Silber, SVP of Investor Relations

KCSA Strategic Communications

212-896-1225
jsilber@kcsa.com

For further PR information, contact:

Gary McCoy, Public Relations Director

The Marx Group

847-622-7228

gmccoy@themarxgrp.com